Exhibit j under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K


        Consent of Independent Registered Public Accounting Firm


We  consent  to  the  references  to  our  firm  under  the  caption  "Financial
Highlights" in the Investment Shares and Institutional Service Shares Prospectuses for Tax-Free Instruments Trust and under the caption "Independent Registered Public Accounting Firm" in the Investment Shares and Institutional Service Shares Statement of Additional Information for Tax-Free Instruments Trust in Post-Effective Amendment Number 80 to the Registration Statement (Form N-1A, No. 33-31602) of Tax-Free Instruments Trust and to the incorporation by reference of our report dated May 9, 2005 on Tax-Free Instruments Trust (one of the portfolios comprising Money Market Obligations Trust) included in the Annual Report to Shareholders for the fiscal year ended March 31, 2005.



                                                               ERNST & YOUNG LLP


Boston, Massachusetts
May 25, 2005